INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Clearwater Investment Trust:

We consent to the use of our report incorporated by reference herein and to the reference to our Firm under the heading "INDEPENDENT PUBLIC ACCOUNTANTS" in Part B of the Registration Statement.




                                        KPMG Peat Marwick LLP


Minneapolis, Minnesota
April 28, 1997